Exhibit 10.6

March 1, 2021

Personal and Confidential

Advanced Merger Partners, Inc.

c/o Saddle Point Management, L.P.

555 West 57th Street, Suite 1326

New York, NY 10019

Attn: Roy J. Katzovicz, Chief Executive Officer

Dear Ladies and Gentlemen:

This letter agreement (this “Agreement”) confirms the understanding and agreement between Advanced Merger Partners, Inc. (the “Company”) and Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) as follows:

1. Engagement; Services; Term. We understand that the Company is contemplating an initial public offering of units, each of which is comprised of one share of Class A common stock and a certain fraction of one redeemable warrant (such offering, the “Transaction”). The Company hereby retains Houlihan Lokey as its financial advisor to provide certain limited financial consulting services in connection with the Transaction. Houlihan Lokey’s services will consist of, if appropriate and if requested by the Company, (i) reviewing the deal structure and terms and providing related structuring advice in connection with the Transaction, and (ii) providing such other financial consulting services as may be agreed upon by Houlihan Lokey and the Company consistent with FINRA Rule 5110.

Notwithstanding anything to the contrary contained herein, the parties acknowledge that Houlihan Lokey has not been retained hereunder to engage in, and will not receive any compensation under this Agreement or otherwise for, (i) identifying or introducing to the Company any prospective investors or other participants in the Transaction, (ii) engaging in any distribution or solicitation activities with respect to any offering or otherwise participating (as defined under FINRA Rule 5110(j)(16)) in any offering, or (iv) providing any other services that an independent financial advisor (as defined under FINRA Rule 5110(j)(9)) would not be permitted to provide. The Company further acknowledges and agrees that Houlihan Lokey is not acting as an underwriter of any units or other securities of the Company and shall have no responsibility or obligation to underwrite or purchase any such units or other securities.

This Agreement will commence as of the date of this Agreement and will continue thereafter (and not terminate or expire) until terminated by either party upon five days’ prior written notice of termination to the other party; provided that this Agreement shall automatically terminate upon consummation of the Transaction. No expiration or termination of this Agreement shall affect (a) the indemnification, reimbursement, contribution and other obligations and provisions set forth on Schedule A attached hereto, (b) the confidentiality provisions set forth herein, (c) Sections 3-5 hereof, and (d) Houlihan Lokey’s right to receive, and the Company’s obligation to pay, any and all fees and expenses due, all as more fully set forth in this Agreement.

245 Park Avenue, 20th Floor ● New York, New York 10167 ● tel.212.497.4100 ● fax.212.661.3070 ● www.HL.com

Broker/dealer services through Houlihan Lokey Capital, Inc.

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2. Fees and Expenses. Upon the closing of the Transaction, the Company shall pay Houlihan Lokey a non-refundable cash fee in an amount equal to 20% of the underwriting compensation payable to the underwriter(s) of the Transaction (including, without limitation, any underwriting compensation due in connection with the over-allotment option if and when exercised by the underwriter(s)).

Houlihan Lokey hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

3. Information. The Company will provide Houlihan Lokey with access to management and other representatives of the Company, as reasonably requested by Houlihan Lokey. The Company will furnish Houlihan Lokey with such information as Houlihan Lokey may reasonably request for the purpose of carrying out its engagement hereunder, all of which will be, to the Company’s best knowledge, accurate and complete at the time furnished. In addition, with respect to financial forecasts and projections that may be furnished to or discussed with Houlihan Lokey by the Company or any other entity, Houlihan Lokey will be entitled to assume that such financial forecasts and projections have been or will be reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s or such other entity’s management, as the case may be, as to the matters covered thereby. The Company will promptly notify Houlihan Lokey in writing of any material inaccuracy or misstatement in, or material omission from, any information previously delivered to, or discussed with, Houlihan Lokey, or any materials provided to any interested party. Houlihan Lokey shall rely, without independent verification, on the accuracy and completeness of all information that is publicly available and of all information furnished by or on behalf of the Company or any other potential party to any Transaction or otherwise reviewed by, or discussed with, Houlihan Lokey. The Company understands and agrees that Houlihan Lokey will not be responsible for the accuracy or completeness of such information, and shall not be liable for any inaccuracies or omissions therein. The Company acknowledges that Houlihan Lokey has no obligation to conduct any appraisal of any assets or liabilities of the Company or any other party or to evaluate the solvency of any party under any applicable laws relating to bankruptcy, insolvency or similar matters. Houlihan Lokey’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of any other party. Any advice (whether written or oral) rendered by Houlihan Lokey pursuant to this Agreement is intended solely for the use of the Company in evaluating a Transaction, and such advice may not be relied upon by any other person or entity or used for any other purpose. Any advice rendered by, or other materials prepared by, or any communication from, Houlihan Lokey may not be disclosed, in whole or in part, to any third party, or summarized, quoted from, or otherwise referred to in any manner without the prior written consent of Houlihan Lokey. In addition, neither Houlihan Lokey nor the terms of this Agreement may otherwise be referred to without our prior written consent.

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4. Indemnification; Exculpation. The Company agrees to provide indemnification, contribution and reimbursement to Houlihan Lokey and certain other parties in accordance with, and the Company further agrees to be bound by the other provisions set forth in, Schedule A attached hereto, which Schedule A is incorporated herein and made a part hereof.

5. Miscellaneous. This Agreement shall be binding upon the parties hereto and their respective successors, heirs and assigns and any successor, heir or assign of any substantial portion of such parties’ respective businesses and/or assets. Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity, other than the parties hereto, the HL Parties and each of their respective successors, heirs and assigns, any rights or remedies (directly or indirectly as a third party beneficiary or otherwise) under or by reason of this Agreement or as a result of the services to be rendered by Houlihan Lokey hereunder. For purposes of this Agreement, the term “HL Parties” shall mean Houlihan Lokey and its affiliates, and their respective past, present and future directors, officers, partners, members, employees, agents, representatives, advisors, subcontractors and controlling persons.

The Company understands and acknowledges that Houlihan Lokey and its affiliates (collectively, the “Houlihan Lokey Group”) engage in providing investment banking, securities trading, financing, financial advisory, and consulting services and other commercial and investment banking products and services to a wide range of institutions and individuals. In the ordinary course of business, the Houlihan Lokey Group and certain of its employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company or any other party that may be involved in the matters contemplated by this Agreement or have other relationships with such parties. With respect to any such securities, financial instruments and/or investments, all rights in respect of such securities, financial instruments and investments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Houlihan Lokey Group may in the past have had, and may currently or in the future have, financial advisory or other investment banking or consulting relationships with parties involved in the matters contemplated by this Agreement, including parties that may have interests with respect to the Company, a Transaction or other parties involved in a Transaction, from which conflicting interests or duties may arise. Although the Houlihan Lokey Group in the course of such other activities and relationships or otherwise may have acquired, or may in the future acquire, information about the Company, a Transaction or such other parties, or that otherwise may be of interest to the Company, the Houlihan Lokey Group shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that the Houlihan Lokey Group is in possession of such information, to the Company or to use such information on the Company’s behalf.

The Company acknowledges that (i) an affiliate of Houlihan Lokey is an indirect member of the Company’s sponsor, and (ii) certain officers of one or more of Houlihan Lokey or its affiliates are directors and/or officers of the Company (the “Houlihan Lokey Representatives”). The Company acknowledges that the duties of Houlihan Lokey as financial advisor differ from those of the Houlihan Lokey Representatives. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its security holders) knowingly and voluntarily waives any conflicts of interest which may result from Houlihan Lokey’s multiple roles as, on the one hand, an advisor to the Company hereunder and as, on the other hand, an affiliate of an indirect member of the Company’s sponsor and of the Houlihan Lokey Representatives. In addition, the Company acknowledges that no advice rendered by Houlihan Lokey hereunder shall be deemed a representation that its affiliate that is an indirect member of the Company’s sponsor or the Houlihan Lokey Representatives would support a Transaction structured in accordance with such advice.

In order to enable Houlihan Lokey to bring relevant resources to bear on its engagement hereunder from among its global affiliates, the Company agrees that Houlihan Lokey may share information obtained from the Company and other parties hereunder with other members of the Houlihan Lokey Group, and may perform the services contemplated hereby in conjunction with such other members.

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The parties understand that Houlihan Lokey is being engaged hereunder as an independent contractor to provide the services described above solely to the Company, and that Houlihan Lokey is not acting as an agent or fiduciary of the Company, the security holders or creditors of the Company or any other person or entity in connection with this engagement, and the Company agrees that it shall not make, and hereby waives, any claim based on an assertion of such an agency or fiduciary relationship. Any duties of Houlihan Lokey arising by reason of this Agreement or as a result of the services to be rendered by Houlihan Lokey hereunder will be owed solely to the Company.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect pursuant to the terms hereof.

The Company agrees that it will be solely responsible for ensuring that any Transaction complies with applicable law. The Company understands that Houlihan Lokey is not undertaking to provide any legal, regulatory, accounting, insurance, tax or other similar professional advice. The Company acknowledges that Houlihan Lokey will not be distributing securities or acting as an agent with respect to the placement of any securities for any party pursuant to this Agreement.

This Agreement is the complete and exclusive statement of the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understandings regarding the same, whether written or oral.

This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties hereto.

This Agreement has been reviewed by the signatories hereto and their counsel. There shall be no construction of any provision against Houlihan Lokey because this Agreement was drafted by Houlihan Lokey, and the parties waive any statute or rule of law to such effect.

The Company has all requisite power and authority to enter into this Agreement. This Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. Such counterparts may be delivered by one party to the other by facsimile or other electronic transmission, and such counterparts shall be valid for all purposes.

THIS AGREEMENT AND ALL DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF HOULIHAN LOKEY AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS EQUITY HOLDERS) IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF HOULIHAN LOKEY PURSUANT TO, OR THE PERFORMANCE BY HOULIHAN LOKEY OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT.

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REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES HERETO, EACH PARTY HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) SHALL BE BROUGHT AND MAINTAINED IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND AGREES TO VENUE IN SUCH COURTS. EACH PARTY FURTHER IRREVOCABLY SUBMITS AND CONSENTS IN ADVANCE EXCLUSIVELY TO SUCH JURISDICTION AND VENUE IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURTS, AND HEREBY WAIVES IN ALL RESPECTS ANY CLAIM OR OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR CLAIM BROUGHT IN ANY OF THE COURTS REFERRED TO ABOVE SHALL BE CONCLUSIVE AND BINDING UPON IT AND MAY BE ENFORCED IN ANY OTHER COURTS HAVING JURISDICTION OVER IT BY SUIT UPON SUCH JUDGMENT. THE COMPANY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ALL SUCH DISPUTES BY THE MAILING OF COPIES OF SUCH PROCESS TO THE COMPANY AT ITS ADDRESS SET FORTH ABOVE.

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Please confirm that the foregoing terms are in accordance with your understanding by signing and returning a copy of this Agreement.

Sincerely,

HOULIHAN LOKEY CAPITAL, INC.

By:	/s/ Scott L. Beiser
Name: Scott L. Beiser
Title: President

Accepted and agreed to as of the date first written above:

ADVANCED MERGER PARTNERS, INC.

By:	/s/ Roy J. Katzovicz
Roy J. Katzovicz
Chief Executive Officer

SCHEDULE A

This Schedule is attached to, and constitutes a material part of, that certain agreement (the “Agreement”) dated March 1, 2021, between Advanced Merged Partners, Inc. (the “Company”) and Houlihan Lokey Capital, Inc. (“Houlihan Lokey”). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

As a material part of the consideration for the agreement of Houlihan Lokey to furnish its services under the Agreement, the Company agrees (i) to indemnify and hold harmless each HL Party, to the fullest extent lawful, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, arising out of or related to Houlihan Lokey’s engagement under, or any matter referred to in, the Agreement, and (ii) to reimburse each HL Party for all expenses (including, without limitation, the fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing, defending, settling, compromising or otherwise becoming involved in any action, suit, dispute, inquiry, investigation or proceeding, pending or threatened, brought by or against any person or entity (including, without limitation, any shareholder or derivative action or any claim to enforce the Agreement), arising out of or related to Houlihan Lokey’s engagement under, or any matter referred to in, the Agreement. However, the Company shall not be liable under the foregoing indemnification provision for any loss, claim, damage or liability which arises out of any action or failure to act by such HL Party (other than an action or failure to act undertaken at the request or with the consent of the Company) and is finally judicially determined by a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such HL Party.

If for any reason the foregoing indemnification or reimbursement is unavailable to any HL Party or insufficient to fully indemnify any HL Party or hold it harmless in respect of any losses, claims, damages, liabilities or expenses referred to in subsections (i) or (ii) of such indemnification or reimbursement provisions, then the Company shall contribute to the amount paid or payable by such HL Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Houlihan Lokey, on the other hand, in connection with the matters contemplated by the Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by such HL Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company (and its affiliates, and their respective directors, employees, agents and other advisors), on the one hand, and such HL Party, on the other hand, in connection therewith, as well as any other relevant equitable considerations. Notwithstanding the foregoing, in no event shall the HL Parties be required to contribute an aggregate amount in excess of the amount of fees actually received by Houlihan Lokey from the Company pursuant to the Agreement. Relative benefits received by the Company, on the one hand, and Houlihan Lokey, on the other hand, shall be deemed to be in the same proportion as (i) the total value paid or received or contemplated to be paid or received by the Company, and its security holders, creditors, and other affiliates, as the case may be, pursuant to the transaction(s) (whether or not consummated) contemplated by the engagement hereunder, bears to (ii) the fees received by Houlihan Lokey under the Agreement. The Company shall not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, suit, dispute, inquiry, investigation or proceeding arising out of or related to Houlihan Lokey’s engagement under, or any matter referred to in, the Agreement (whether or not an HL Party is an actual or potential party thereto), or participate in or otherwise facilitate any such settlement, compromise, consent or termination by or on behalf of any person or entity, unless such settlement, compromise, consent or termination contains a release of the HL Parties reasonably satisfactory in form and substance to Houlihan Lokey.

The Company further agrees that neither Houlihan Lokey nor any other HL Party shall have any liability (whether direct or indirect and regardless of the legal theory advanced) to the Company or any person or entity asserting claims on behalf of or in right of the Company arising out of or related to Houlihan Lokey’s engagement under, or any matter referred to in, the Agreement, except for losses, claims, damages or liabilities incurred by the Company which arise out of any action or failure to act by such HL Party (other than an action or failure to act undertaken at the request or with the consent of the Company) and are finally judicially determined by a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such HL Party. The indemnity, reimbursement, and other obligations and agreements of the Company set forth in the Agreement (i) shall, for the avoidance of doubt, apply to any activities or actions arising out of or related to Houlihan Lokey’s engagement under, or any matter referred to in, the Agreement, prior to the date hereof, and to any modifications of the Agreement, and (ii) shall be in addition to any obligation or liability which the Company may otherwise have to any HL Party. The Company agrees that Houlihan Lokey would be irreparably injured by any breach of any such obligations or agreements, that money damages alone would not be an adequate remedy for any such breach and that, in the event of any such breach, Houlihan Lokey shall be entitled, in addition to any other remedies, to injunctive relief and specific performance.